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                                                            EXHIBIT 10.36

                      AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment is made this ____ day of September, 1996 by and between Lason, Inc. (f/k/a Lason Holdings, Inc.), a Delaware corporation (the "Company") and Donald Gleklen (the "Optionee").

WHEREAS, the Company and Optionee entered into that certain Stock Option Agreement dated August 7, 1995(the "Agreement"); and

WHEREAS, the Company has determined that it would be to the advantage and in the best interest of the Company and its Shareholders to modify such Agreement in recognition of Optionee's service as a Director of the Company.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

          1. Acceleration of Exercisability. Section 2.3 of the Agreement is hereby amended and restated in its entirely as follows:

          The exercisability of the Option shall be accelerated as set forth below upon the occurrence of the following events:

               A) Upon termination of Optionee's service as a Director of the Company as a result of death, incapacity or upon the expiration of his currect term as a Director in 1999, this Option shall become exercisable as to all of the shares covered hereby;

               B) In the event of the merger or consolidation of the Company into another corporation, or the exchange of all or substantially all of the assets of the Company for the securities of another corporation, or the acquisition by another corporation of eighty (80%) percent or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company, this Option shall become exercisable as to all the shares covered hereby during the ten (10) days immediately preceding the effective date of such event.

          2. Existing Agreement. Except as modified by this Amendment, the terms and conditions of the Agreement shall continue in full force and effect.


          IN WITNESS WHEREOF, the parties hereto have executed this Amendment upon the day and year first above written.

OPTIONEE:                                   COMPANY:


                                            Lason, Inc., a Delaware corporation


/s/ Donald Gleklen                          By: /s/ Gary L. Monroe
------------------                              ------------------
Donald Gleklen                                  Gary L. Monroe
                                                Its: Chief Executive Officer